Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571, 333-67707, 033-68144, 333-85385, 333-96079, 333-94509, 333-66280, 333-71682, 333-74460, 333-76840, 333-86166, 333-89550, 333-89880, 333-101271, and 333-101301), Form S-4 (No. 333-101304) and Form S-8 (Nos. 333-06130, 333-12621, 333-06054, 333-40727, 333-61573, 333-81239, 033-48411, 033-63638, 033-91074, 333-85383, 333-36272, 333-58922, 333-72014, 333-87810, 333-100097, 333-100114, 333-100115, 333-103320, 333-103323, 333-106487, 333-111131, 333-129437, 333-129438 and 333-146431) of Activision, Inc. of our report dated May 30, 2008, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Activision, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2008.

PricewaterhouseCoopers LLP

Los Angeles, California

June 5, 2008